Exhibit 99.1
AMETEK Announces Record Second Quarter 2026 Results and Raises Full Year Guidance
Berwyn, Pa., Aug 4, 2026 – AMETEK, Inc. (NYSE: AME) today announced its financial results for the second quarter ended June 30, 2026.

AMETEK’s second quarter 2026 sales were a record $2.04 billion, a 15% increase over the second quarter of 2025. On a GAAP basis, second quarter earnings were a record $1.77 per diluted share. Adjusted earnings in the quarter were a record $2.09 per diluted share, up 17% from the second quarter of 2025. Adjusted earnings adds back non-cash, after-tax, acquisition-related intangible amortization, financing fees and integration costs of $0.32 per diluted share.

GAAP operating income was a record $528.2 million. Adjusted operating income increased 18% to a record $544.4 million and operating margins were 26.6% in the quarter, up 60 basis points from the prior year. Operating cash flow in the quarter was up 35% to $483.7 million and free cash flow to net income conversion was 111%. A reconciliation of reported GAAP results to adjusted results is included in the financial tables accompanying this release and on the AMETEK website.

“AMETEK delivered superb results in the second quarter. Strong organic sales growth, contributions from recent acquisitions, and outstanding operating performance led to high-teens earnings growth, excellent 110 basis points of core margin expansion and record operating performance,” stated David A. Zapico, AMETEK Chairman and Chief Executive Officer. “Notably, for the second quarter in a row, orders were exceptional, growing 28% in the quarter.”

Electronic Instruments Group (EIG)
EIG sales in the second quarter were $1.32 billion, an increase of 14% over the same period in 2025. On a GAAP basis, EIG’s second quarter operating income was $369.8 million. On an adjusted basis, EIG’s operating income was up 12% to $384.7 million.

"EIG generated outstanding results in the second quarter with mid-teens sales growth, sizeable orders growth and excellent operating performance,” commented Mr. Zapico. “Sales growth in the quarter was balanced between organic growth and contributions from recent acquisitions, with excellent orders growth highlighted by our semiconductor and commercial aerospace markets. Further, EIG’s strong operating performance drove core margins up 40 basis points to 30.1%.”

Electromechanical Group (EMG)
EMG sales in the second quarter were a record $723.2 million, up 17% from the second quarter of 2025. In the quarter, EMG’s GAAP operating income was $189.3 million. On an adjusted basis,

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EMG’s operating income increased 32% to a record $190.5 million and operating income margins were 26.3%.

“EMG delivered exceptional results in the second quarter. Strong organic sales growth resulted in sizeable profit growth and 290 basis points of core margin expansion," noted Mr. Zapico. “Orders growth was also outstanding and broad-based in the quarter with notable strength in medtech, defense and automation markets.”

Third Quarter and Full Year 2026 Outlook
“Our businesses performed exceptionally well in the second quarter highlighting the strength of the AMETEK Growth Model, the quality of our business and the attractiveness of our markets. Our broad-based sales and orders growth reflects our unique position as a mission critical provider of highly differentiated solutions supporting strong secular growth markets including the global infrastructure build-out,” added Mr. Zapico.

“For 2026, we now expect overall sales to be up approximately 10% versus 2025. Adjusted earnings per diluted share are now expected to be in the range of $8.20 to $8.30, up 10% to 12% over the comparable basis for 2025. This is an increase from our prior guidance range of $7.94 to $8.14 per diluted share reflecting our strong underlying performance and outlook for the balance of the year,” he added.

“For the third quarter of 2026, overall sales are expected to be up high single digits on a percentage basis compared to the third quarter of 2025. Adjusted earnings in the quarter are anticipated to be in the range of $2.08 to $2.10 per share, up 10% to 11% compared to the third quarter of 2025,” concluded Mr. Zapico.

Conference Call
AMETEK will webcast its second quarter 2026 investor conference call on Tuesday, August 4, 2026, beginning at 8:30 AM ET. The live audio webcast will be available and later archived in the Investors section of www.ametek.com.

Corporate Profile
AMETEK (NYSE: AME) is a leading global provider of industrial technology solutions serving a diverse set of attractive niche markets with annual sales of approximately $8.0 billion. The AMETEK Growth Model integrates the Four Growth Strategies - Operational Excellence, Technology Innovation, Global and Market Expansion, and Strategic Acquisitions - with a disciplined focus on cash generation and capital deployment. AMETEK's objective is double-digit percentage growth in earnings per share over the business cycle and a superior return on total capital. Founded in 1930, AMETEK has been listed on the NYSE for over 95 years and is a component of the S&P 500. For more information, visit www.ametek.com.
Forward-looking Information
Statements in this news release relating to future events, such as AMETEK’s expected business and financial performance, are "forward-looking statements." Forward-looking statements are subject to various factors and uncertainties that may cause actual results to differ materially from expectations. These factors and uncertainties include risks related to AMETEK’s ability to

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consummate and successfully integrate future acquisitions; risks with international sales and operations, including supply chain disruptions, tariffs, trade disputes and currency conditions; AMETEK’s ability to successfully develop new products, open new facilities or transfer product lines; the price and availability of raw materials; compliance with government regulations, including environmental regulations; changes in the competitive environment or the effects of competition in our markets; the ability to maintain adequate liquidity and financing sources; and general economic conditions affecting the industries we serve. A detailed discussion of these and other factors that may affect our future results is contained in AMETEK’s filings with the U.S. Securities and Exchange Commission, including its most recent reports on Forms 10-K, 10-Q and 8-K. AMETEK disclaims any intention or obligation to update or revise any forward-looking statements.

Contact:
Kevin Coleman
Vice President, Investor Relations and Treasurer
kevin.coleman@ametek.com
Phone: 610.889.5247

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AMETEK, Inc.
Consolidated Statement of Income
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Net sales	$2,044,397	$1,778,056	$3,972,834	$3,510,027

Cost of sales	1,309,356	1,142,167	2,520,234	2,249,138
Selling, general and administrative	206,848	174,263	409,471	344,434
Total operating expenses	1,516,204	1,316,430	2,929,705	2,593,572
Operating income	528,193	461,626	1,043,129	916,455
Interest expense	(30,101)	(16,857)	(51,010)	(35,850)
Other (expense) income, net	(5,720)	(2,600)	(6,767)	(4,214)
Income before income taxes	492,372	442,169	985,352	876,391
Provision for income taxes	85,476	83,802	179,099	166,266
Net income	$406,896	$358,367	$806,253	$710,125

Diluted earnings per share	$1.77	$1.55	$3.51	$3.07
Basic earnings per share	$1.78	$1.55	$3.52	$3.08

Weighted average common shares outstanding:
Diluted shares	229,855	231,472	229,845	231,507
Basic shares	229,086	230,818	228,994	230,743

Dividends per share	$0.34	$0.31	$0.68	$0.62

AMETEK, Inc.
Information by Business Segment
(In thousands)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Net sales:
Electronic Instruments	$1,321,153	$1,159,571	$2,585,689	$2,303,244
Electromechanical	723,244	618,485	1,387,145	1,206,783
Consolidated net sales	$2,044,397	$1,778,056	$3,972,834	$3,510,027

Operating income:
Segment operating income:
Electronic Instruments	$369,722	$344,428	$743,660	$698,478
Electromechanical	189,317	143,888	360,083	272,606
Total segment operating income	559,039	488,316	1,103,743	971,084
Corporate administrative expenses	(30,846)	(26,690)	(60,614)	(54,629)
Consolidated operating income	$528,193	$461,626	$1,043,129	$916,455

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AMETEK, Inc.
Condensed Consolidated Balance Sheet
(In thousands)

	June 30,	December 31,
	2026	2025
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$495,446	$457,951
Receivables, net	1,170,497	1,119,257
Inventories, net	1,195,383	1,106,405
Other current assets	365,475	336,229
Total current assets	3,226,801	3,019,842

Property, plant and equipment, net	850,173	855,215
Right of use assets, net	259,308	273,142
Goodwill	7,418,304	7,170,770
Other intangibles, investments and other assets	4,840,127	4,748,574
Total assets	$16,594,713	$16,067,543

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Short-term borrowings and current portion of long-term debt, net	$980,633	$1,208,975
Accounts payable and accruals	1,677,965	1,633,777
Total current liabilities	2,658,598	2,842,752

Long-term debt, net	1,055,541	1,074,334
Deferred income taxes and other long-term liabilities	1,619,811	1,521,671
Stockholders' equity	11,260,763	10,628,786
Total liabilities and stockholders' equity	$16,594,713	$16,067,543

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AMETEK, Inc.
Reconciliations of GAAP to Non-GAAP Financial Measures
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended June 30,
	2026	2025
EIG Segment operating income (GAAP)	$369,722	$344,428
Acquisition-related costs(1)	14,996	—
Adjusted EIG Segment operating income (Non-GAAP)	$384,718	$344,428

EMG Segment operating income (GAAP)	$189,317	$143,888
Acquisition-related costs(1)	1,208	—
Adjusted EMG Segment operating income (Non-GAAP)	$190,525	$143,888

Operating income (GAAP)	$528,193	$461,626
Acquisition-related costs(1)	16,204	—
Adjusted Operating income (Non-GAAP)	$544,397	$461,626

Interest expense (GAAP)	$30,101	$16,857
Acquisition-related costs(1)	(10,006)	—
Adjusted interest expense (non-GAAP)	$20,095	$16,857

Diluted earnings per share (GAAP)	$1.77	$1.55
Acquisition-related costs(1)	0.11	—
Income tax benefit on acquisition-related costs(1)	(0.02)	—
Pretax amortization of acquisition-related intangible assets	0.30	0.31
Income tax benefit on amortization of acquisition-related intangible assets	(0.07)	(0.08)
Rounding	—	—
Adjusted Diluted earnings per share (Non-GAAP)	$2.09	$1.78

Cash provided by operating activities (GAAP)	$483,693	$359,089
Deduct: Capital expenditures	(32,012)	(29,269)
Free cash flow (Non-GAAP)	$451,681	$329,820

Free cash flow conversion (Non-GAAP)	111%	92%
______________________
(1) - Acquisition-related costs comprise integration costs in Cost of Sales and one-time Indicor bridge financing fees in interest expense.
Use of Non-GAAP Financial Information
The Company supplements its consolidated financial statements presented on a U.S. generally accepted accounting principles (“GAAP”) basis with certain non-GAAP financial information to provide investors with greater insight, increased transparency and allow for a more comprehensive understanding of the information used by management in its financial and operational decision-making. Reconciliation of non-GAAP measures to their most directly comparable GAAP measures are included in the accompanying financial tables. These non-GAAP financial measures should be considered in addition to, and not as a replacement for, or superior to, the comparable GAAP measure, and may not be comparable to similarly titled measures reported by other companies.
The non-GAAP financial measures referenced in this press release include adjusted operating income, adjusted operating margin, and adjusted earnings per share. These measures are adjusted to exclude items that management does not consider indicative of AMETEK’s ongoing operational performance, such as after-tax acquisition-related intangible amortization, one-time acquisition-related costs (including transaction related costs, purchase accounting adjustments, and integration related costs).
In providing forward-looking guidance for quarterly and full-year GAAP and non-GAAP measures, the Company has not included adjustments, such as acquisition-related costs, whose timing and/or magnitude are contingent on future events.
The Company believes that these measures provide useful information to investors by reflecting additional ways of viewing AMETEK’s operations that, when reconciled to the comparable GAAP measure, helps our investors to better understand the long-term profitability trends of our business, and facilitates easier comparisons of our profitability to prior and future periods and to our peers.

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AMETEK, Inc.
Reconciliations of GAAP to Non-GAAP Financial Measures
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended June 30,
	2026	2025
			Change
EIG Segment operating margin (GAAP)	28.0%	29.7%
Acquisition-related costs(1)	1.1%	—%
Adjusted EIG Segment operating margin (Non-GAAP)	29.1%	29.7%
Dilutive impact of acquisitions and foreign exchange(2)	1.0%	—%
Adjusted EIG Segment core operating margin (Non-GAAP)	30.1%	29.7%	0.4%

EMG Segment operating margin (GAAP)	26.2%	23.3%
Acquisition-related costs(1)	0.1%	—%
Adjusted EMG Segment operating margin (Non-GAAP)	26.3%	23.3%
Dilutive impact of acquisitions and foreign exchange(2)	(0.1)%	—%
Adjusted EMG Segment core operating margin (Non-GAAP)	26.2%	23.3%	2.9%

Operating income margin (GAAP)	25.8%	26.0%
Acquisition-related costs(1)	0.8%	—%
Adjusted operating income margin (Non-GAAP)	26.6%	26.0%	0.6%
Dilutive impact of acquisitions and foreign exchange(2)	0.5%	—%
Adjusted core operating income margin (Non-GAAP)	27.1%	26.0%	1.1%
______________________
(1) - Acquisition-related costs comprise integration costs in Cost of Sales and one-time Indicor bridge financing fees in interest expense.
(2) - Operating income margins adjusted for dilutive impact from acquisitions completed in the last twelve months and the foreign exchange gain or loss.
Use of Non-GAAP Financial Information
The Company supplements its consolidated financial statements presented on a U.S. generally accepted accounting principles (“GAAP”) basis with certain non-GAAP financial information to provide investors with greater insight, increased transparency and allow for a more comprehensive understanding of the information used by management in its financial and operational decision-making. Reconciliation of non-GAAP measures to their most directly comparable GAAP measures are included in the accompanying financial tables. These non-GAAP financial measures should be considered in addition to, and not as a replacement for, or superior to, the comparable GAAP measure, and may not be comparable to similarly titled measures reported by other companies.
The non-GAAP financial measures referenced in this press release include adjusted operating income, adjusted operating margin, and adjusted earnings per share. These measures are adjusted to exclude items that management does not consider indicative of AMETEK’s ongoing operational performance, such as after-tax acquisition-related intangible amortization, one-time acquisition-related costs (including transaction related costs, purchase accounting adjustments, and integration related costs).
In providing forward-looking guidance for quarterly and full-year GAAP and non-GAAP measures, the Company has not included adjustments, such as acquisition-related costs, whose timing and/or magnitude are contingent on future events.
The Company believes that these measures provide useful information to investors by reflecting additional ways of viewing AMETEK’s operations that, when reconciled to the comparable GAAP measure, helps our investors to better understand the long-term profitability trends of our business, and facilitates easier comparisons of our profitability to prior and future periods and to our peers.

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AMETEK, Inc.
Reconciliations of GAAP to Non-GAAP Financial Measures
(Unaudited)

	Forecasted Diluted Earnings Per Share
	Three Months Ended		Year Ended
	September 30, 2026		December 31,2026
	Low	High	Low	High

Diluted earnings per share (GAAP)	$1.85	$1.87	$7.19	$7.29
Pretax amortization of acquisition-related intangible assets	0.31	0.31	1.21	1.21
Income tax benefit on amortization of acquisition-related intangible assets	(0.08)	(0.08)	(0.30)	(0.30)
Acquisition-related costs(3)	—	—	0.12	0.12
Income tax benefit on acquisition-related costs(3)	—	—	(0.02)	(0.02)
Adjusted Diluted earnings per share (Non-GAAP)	$2.08	$2.10	$8.20	$8.30
______________________
(3) - In providing forward-looking guidance for quarterly and full-year GAAP and non-GAAP measures, the Company has not included adjustments, such as acquisition-related costs, whose timing and/or magnitude are contingent on future events. Acquisition-related costs reflected in the table above are actual June 30, 2026 year-to-date adjustments.

Use of Non-GAAP Financial Information
The Company supplements its consolidated financial statements presented on a U.S. generally accepted accounting principles (“GAAP”) basis with certain non-GAAP financial information to provide investors with greater insight, increased transparency and allow for a more comprehensive understanding of the information used by management in its financial and operational decision-making. Reconciliation of non-GAAP measures to their most directly comparable GAAP measures are included in the accompanying financial tables. These non-GAAP financial measures should be considered in addition to, and not as a replacement for, or superior to, the comparable GAAP measure, and may not be comparable to similarly titled measures reported by other companies.
The non-GAAP financial measures referenced in this press release include adjusted operating income, adjusted operating margin, and adjusted earnings per share. These measures are adjusted to exclude items that management does not consider indicative of AMETEK’s ongoing operational performance, such as after-tax acquisition-related intangible amortization, one-time acquisition-related costs (including transaction related costs, purchase accounting adjustments, and integration related costs).
In providing forward-looking guidance for quarterly and full-year GAAP and non-GAAP measures, the Company has not included adjustments, such as acquisition-related costs, whose timing and/or magnitude are contingent on future events.
The Company believes that these measures provide useful information to investors by reflecting additional ways of viewing AMETEK’s operations that, when reconciled to the comparable GAAP measure, helps our investors to better understand the long-term profitability trends of our business, and facilitates easier comparisons of our profitability to prior and future periods and to our peers.

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